Exhibit 10.161

SECOND MODIFICATION AND EXTENSION OF LOAN AGREEMENT

AND OTHER LOAN DOCUMENTS BY AND BETWEEN

BANK ONE, NA, AND E-LOAN, INC.

This Second Modification and Extension of Loan Agreement and Other Loan Documents ("Modification Agreement") is entered into as of April 1, 2002, by and between BANK ONE, NA, a national banking association with its principal offices in Columbus, Ohio ("Lender") and E-LOAN, INC., a Delaware corporation, ( "Borrower").

RECITALS:

A. Effective as of April 2, 2001, the Lender and the Borrower entered into a financing transaction ("Financing Transaction") evidenced by a Loan Agreement, a Revolving Credit Note and various other Loan Documents.

B. The Commitment Termination Date of the Financing Transaction is April 2, 2002. The Lender has determined to terminate the Financing Transaction and, by this Modification Agreement, will extend the Commitment Termination Date to provide the Borrower sufficient time to satisfy its Obligations to the Lender. The Borrower and the Lender have agreed to the terms and provisions of this Modification Agreement to provide for an orderly termination of the Borrower's relationship with Lender under the Financing Transaction.

C. Accordingly, by this Modification Agreement, the Lender and the Borrower shall reduce the Commitment, extend the Commitment Termination Date and modify certain provisions of the Loan Agreement and other Loan Documents and shall confirm their respective obligations under the Loan Agreement and other Loan Documents, as modified hereby.

WHEREAS, in consideration of the mutual covenants herein, the parties agree as follows:

Incorporation and Cross-Reference.

All of the terms, agreements, conditions, provisions, covenants and remedies contained in the Loan Agreement and all other Loan Documents are incorporated herein by this reference and, except as modified by this Modification Agreement, shall remain in full force and effect in accordance with their respective terms. All terms defined in the Loan Agreement and the Loan Documents shall have the same meaning herein as therein except as otherwise provided in this Modification Agreement or except as the context of this Modification Agreement clearly requires or intends otherwise. The Recitals as set forth above and this Incorporation and Cross-Reference shall be deemed a part of this Modification Agreement.

1. Conditions Precedent to Modification Agreement. This Modification Agreement shall be effective only upon compliance with the following conditions precedent, all of which shall be in a form and substance satisfactory to Lender:

1.1 Modification Agreement. This Modification Agreement shall have been duly executed and delivered to Lender by the Borrower.

1.2 Proceedings Regarding Authority. Lender shall have received a copy of the Resolution of the Board of Directors of the Borrower authorizing: (i) the execution, delivery and performance of this Modification Agreement, together with a certificate of incumbency identifying the officer of the Borrower authorized to execute this Modification Agreement with specimen signature and; (ii) the consummation of the transactions hereunder; all of the above certified by the appropriate officer of the Borrower. Such certificate shall state that the resolution set forth therein has not been amended, modified, revoked or rescinded as of the date of such certificate.

2. Modification of Loan Agreement. The Loan Agreement shall be modified as follows:

2.1 The Commitment. Section 1.12 Commitment of the Loan Agreement shall be deleted and shall be replaced by the following:

1.12 Commitment means the commitment of the Lender to make Revolving Credit Loans to Borrower pursuant to Section 2.1 hereof in an aggregate principal amount at any one time outstanding not to exceed Ten Million and 00/100 Dollars ($10,000,000) or such lower amount as may be provided for pursuant to the terms of this Agreement.

2.2 Commitment Termination Date. Section 1.15 Commitment Termination Date of the Loan Agreement shall be deleted and shall be replaced by the following:

1.15 Commitment Termination Date means the earlier of (i) noon, Eastern Time, on July 31, 2002, and (ii) the date on which the Commitment is otherwise terminated in accordance with the terms of this Agreement.

3. Affirmation of Representations and Warranties. Borrower affirms each representation and warranty contained in the Loan Agreement and other Loan Documents as of the date of this Modification Agreement.

4. Affirmation of Collateral Interests. Borrower acknowledges and affirms that the Liens, security interests and assignments of Lender on all Collateral continue to be first priority Liens on all Collateral and such Liens are valid, enforceable and unavoidable and Borrower confirms all prior grants to Lender of Liens on, security interests in and assignments of the Collateral.

5. Affirmation of Enforceability. Borrower acknowledges and affirms that all terms, conditions and provisions of the Loan Agreement and the Loan Documents remain in full force and effect and are enforceable in accordance with their terms except as previously modified or as modified by this Modification Agreement.

6. Acknowledgment of Performance. Borrower acknowledges that Lender has fully performed its obligations under the Loan Agreement and the Loan Documents through and including the date of this Modification Agreement and that the obligations of Borrower under the Loan Agreement and the Loan Documents are not subject to defense, counterclaim, offset or avoidance as of the date of this Modification Agreement and that such obligations are valid, enforceable and unavoidable according to their terms as modified by this Modification Agreement.

7. Certification of No Default. Borrower represents and warrants to Lender that, as of the date of this Modification Agreement, no Event of Default exists under the Loan Agreement or the other Loan Documents.

8. Expenses. The Borrower and the Lender agree that the expenses incurred in connection with this Modification Agreement shall be paid by the Borrower. The Borrower acknowledges that the Loan Agreement together with all other Loan Documents is a contract of indebtedness pursuant to O.R.C.  1301.21.

Each of the parties executing this Modification Agreement represents it has read this Modification Agreement, has consulted with counsel regarding such undertakings, understands all of its terms and has executed the same with full knowledge of its significance and with all requisite authority.

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LENDER:

Bank One, NA

By:___________________________

Robert N. Kent, Jr.

Its: First Vice President

BORROWER:

E-LOAN, INC.

By: _____________________________

Its: _____________________________